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WEYERHAEUSER COMPANY WITH ITS WEYERHAEUSER REAL ESTATE COMPANY AND                                                     Exhibit 12(f)
WEYERHAEUSER FINANCIAL SERVICES, INC. SUBSIDIARIES ACCOUNTED FOR ON THE                                                    26-Sep-97
EQUITY METHOD, BUT EXCLUDING THE UNDISTRIBUTED EARNINGS OF THOSE SUBSIDIARIES
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED AND
PREFERENCE SHARE DIVIDENDS
        (Dollar Amounts in Thousands)

                                                        TWENTY-SIX
                                                       WEEKS ENDING
                                                 -------------------------
                                                    JUNE 29       JUNE 30
                                                       1997        1996         1996        1995        1994        1993      1992
                                                 -----------------------------------------------------------------------------------

Available earnings:
     Earnings before interest expense,
      amortization of debt expense, income
      taxes and extraordinary item..............     $334,945    $506,069     $972,405  $1,494,797  $1,120,774  $1,000,087  $740,152

     Add interest portion of rental expense.....       10,955       7,770       16,826      16,979      15,204      13,953    12,833

                                                 -----------------------------------------------------------------------------------

                                                     $345,900    $513,839      989,231   1,511,776   1,135,978   1,014,040   752,985

                                                 -----------------------------------------------------------------------------------

     Deduct undistributed earnings before income
      taxes of Weyerhaeuser Real Estate Company
      and Weyerhaeuser Financial Services, Inc..
      and their subsidiaries:                          55,904      15,750       43,555    (277,247)     17,940      94,763    80,530

                                                 -----------------------------------------------------------------------------------

     Available earnings before extraordinary
      item......................................     $289,996    $498,089     $945,676  $1,789,023  $1,118,038    $919,277  $672,455

                                                 ===================================================================================

Fixed charges and preferred and
  preference share dividends:
     Interest expense incurred..................     $136,342    $134,950     $269,927  $  267,625  $  233,748    $211,645  $185,519

     Amortization of debt expense...............        1,554       1,667        3,237       3,520       3,595       3,168     4,129

     Interest portion of rental expense.........       10,955       7,770       16,826      16,979      15,204      13,953    12,833

                                                 -----------------------------------------------------------------------------------

          Fixed charges.........................      148,851     144,387      289,990     288,124     252,547     228,766   202,481

                                                 ===================================================================================

     Preferred and preference share
            dividends:
              After-tax basis...................         N/A         N/A          N/A          N/A         N/A         N/A       N/A

                                                 -----------------------------------------------------------------------------------

              Pre-tax basis.....................         N/A         N/A          N/A          N/A         N/A         N/A       N/A

                                                 -----------------------------------------------------------------------------------

        Fixed charges and preferred and
              preference share dividends:            $148,851    $144,387     $289,990  $  288,124  $  252,547    $228,766  $202,481

                                                 ===================================================================================

Ratios of earnings to fixed charges and
 preferred and preference share dividends.......         1.95        3.45         3.26        6.21        4.43        4.02      3.32

                                                 ===================================================================================

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